Exhibit 99.1

FOR RELEASE: Monday, October 30, 2023 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023

Shreveport, Louisiana – October 30, 2023 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended September 30, 2023, of $1.2 million compared to net income of $1.7 million reported for the three months ended September 30, 2022. The Company’s basic and diluted earnings per share were $0.40 and $0.39, respectively, for the three months ended September 30, 2023, compared to basic and diluted earnings per share of $0.55 and $0.52, respectively, for the three months ended September 30, 2022.

The Company reported the following highlights during the three months ended September 30, 2023:

●	Total loans receivable, net for the three months ended September 30, 2023 increased $17.1 million, or 3.5%, to $506.6 million at September 30, 2023, compared to $489.5 million at June 30, 2023.
●	The Company’s average interest rate spread was 2.68% for the three months ended September 30, 2023, compared to 3.74% for the three months ended September 30, 2022.
●	The Company’s net interest margin was 3.37% for the three months ended September 30, 2023, compared to 3.90% for the three months ended September 30, 2022.
●	Basic earnings per share decreased $0.15, or 27.3%, from $0.55 for the three months ended September 30, 2022, compared to $0.40 for the three months ended September 30, 2023.
●	Diluted earnings per share decreased $0.13 or 25.0%, from $0.52 for the three months ended September 30, 2022, compared to $0.39 for the three months ended September 30, 2023.
●	Nonperforming assets totaled $1.8 million, or 0.28% of total assets at September 30, 2023 compared to $1.6 million, or 0.24% of total assets, at June 30, 2023.

The decrease in net income for the three months ended September 30, 2023, as compared to the prior year quarter resulted primarily from an increase of $435,000, or 11.6%, in non-interest expense, an increase of $301,000 in provision for income taxes, a decrease of $112,000, or 20.5%, in non-interest income, and a decrease of $21,000, or 0.4% in net interest income, partially offset by a decrease of $418,000, or 100.0% in the provision for credit losses. The decrease in net interest income for the three months ended September 30, 2023, was primarily due to a $2.3 million, or 486.1%, increase in total interest expense, partially offset by an increase of $2.3 million, or 39.7%, in total interest income. The Company’s average interest rate spread was 2.68% for the three months ended September 30, 2023, compared to 3.74% for the three months ended September 30, 2022. The Company’s net interest margin was 3.37% for the three months ended September 30, 2023, compared to 3.90% for the three months ended September 30, 2022.

ASU 2016-13, Financial Instruments – Credit Losses (Topic 326):Measurement of Credit Losses on Financial Instruments. On July 1, 2023, the Company adopted the CECL methodology for estimating credit losses. This resulted in a $189,000 increase to the allowance for credit losses and a one-time cumulative adjustment resulted in a $149,000, net of tax, decrease to stockholders’ equity. For purchased credit deteriorated loans, the Company applied the guidance under CECL using the prospective transition approach. As a result, the Company adjusted the amortized cost basis of the purchased credit deteriorated loans by $170,000 to reclassify the purchase discount to the allowance for credit losses on July 1, 2023. The ACL account increased $359,000 from these two transactions. No provision expense was recorded in the first quarter of 2024. As of September 30, 2023, the ACL was $5.1 million, and the ratio of ACL to gross loans was 1.00%. As of June 30, 2023, the ACL was $5.2 million, and the ratio of ACL to gross loans was 1.05%.

The following table sets forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended September 30,
	2023		2022
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$498,242	5.79%	$396,768	5.03%
Investment securities	113,584	2.18	110,602	1.76
Interest-earning deposits	10,066	6.98	32,706	3.18
Total interest-earning assets	$621,892	5.15%	$540,076	4.25%

Interest-bearing liabilities:
Savings accounts	$78,572	0.38%	$128,749	0.26%
NOW accounts	55,900	0.48	58,658	0.11
Money market accounts	108,891	2.26	94,694	0.15
Certificates of deposit	194,785	3.73	84,715	1.24
Total interest-bearing deposits	438,148	2.47	366,816	0.43
Other bank borrowings	8,654	8.39	4,915	5.33
FHLB advances	1,138	5.23	826	4.80
Total interest-bearing liabilities	$447,940	2.47%	$372,557	0.51%

The $112,000 decrease in non-interest income for the three months ended September 30, 2023, compared to the prior year quarterly period, was primarily due to a decrease of $137,000 in gain on sale of loans, and a $34,000 increase in loss on sale of real estate and fixed assets, partially offset by a $56,000 increase in service charges on deposit accounts, and an increase of $3,000 in other non-interest income. The decrease in gain on sale of loans for the quarter ended September 30, 2023, was primarily due to a decrease in refinance activity causing a decrease in mortgage loan originations. In addition, in recent periods the Company has increased its originations of adjustable rate mortgages for portfolio rather than for sale in the secondary market.

The $435,000 increase in non-interest expense for the three months ended September 30, 2023, compared to the same period in 2022, is primarily attributable to increases of $94,000 in amortization of core deposit intangible expense, $74,000 in compensation and benefits expense, $69,000 in advertising expense, $64,000 in data processing expense, $48,000 in occupancy and equipment expense, $44,000 in deposit insurance premium expense, $37,000 in franchise and bank shares tax expense, $34,000 in professional fees, $27,000 in audit and examination fees, and $8,000 in loan and collection expense. The increases were partially offset by a decrease of $64,000 in other non-interest expense.

At September 30, 2023, the Company reported total assets of $662.6 million, an increase of $1.7 million, or 0.3%, compared to total assets of $660.9 million at June 30, 2023. The increase in assets was comprised primarily of increases in loans receivable, net of $17.1 million, or 3.5%, from $489.5 million at June 30, 2023 to $506.6 million at September 30, 2023, loans-held-for-sale of $585,000, from $4,000 at June 30, 2023 to $589,000 at September 30, 2023, premises and equipment of $417,000, or 2.5%, from $16.6 million at June 30, 2023 to $17.0 million at September 30, 2023, real estate owned of $193,000, or 52.4% from $368,000 at June 30, 2023 to $561,000 at September 30, 2023, deferred tax asset of $147,000, or 11.2%, from $1.3 million at June 30, 2023 to $1.5 million at September 30, 2023, accrued interest receivable of $117,000, or 6.5%, from $1.8 million at June 30, 2023 to $1.9 million at September 30, 2023, and bank owned life insurance of $25,000, or 0.4%, from $6.70 million at June 30, 2023 to $6.73 million at September 30, 2023. These increases were partially offset by decreases in cash and cash equivalents of $15.9 million, or 64.2%, from $24.8 million at June 30, 2023 to $8.9 million at September 30, 2023, investment securities of $759,000, or 0.7%, from $114.0 million at June 30, 2023 to $113.2 million at September 30, 2023, other assets of $163,000, or 11.4%, from $1.4 million at June 30, 2023 to $1.3 million at September 30, 2023, and core deposit intangible of $94,000, or 6.1%, from $1.5 million at June 30, 2023 to $1.4 million at September 30, 2023. The decrease in cash and cash equivalents was primarily due to the funding of additional loan growth.

The decrease in held to maturity securities was due to $1.6 million in principal payments. The increase in loans held-for-sale primarily reflected an increase in loans originated for sale during the three months ended September 30, 2023.

Total liabilities increased $1.8 million, or 0.3%, from $610.4 million at June 30, 2023 to $612.1 million at September 30, 2023. The increase in liabilities was comprised primarily of increases in advances from FHLB of $4.6 million from none at June 30, 2022, other accrued expenses and liabilities of $1.6 million, or 39.7%, to $5.5 million at September 30, 2023 compared to $3.9 million at June 30, 2023, other borrowings of $300,000, or 3.5%, to $8.9 million at September 30, 2023 compared to $8.6 million at June 30, 2023, and advances from borrowers for taxes and insurance of $161,000, or 29.1%, to $715,000 at September 30, 2023 compared to $554,000 at June 30, 2023. The increases were partially offset by a decrease in total deposits of $4.9 million, or 0.8%, to $592.5 million at September 30, 2023 compared to $597.4 million at September 30, 2023. The decrease in deposits was primarily due to a decrease of $9.6 million, or 8.4%, in money market deposits from $114.2 million at June 30, 2023 to $104.6 million at September 30, 2023, a decrease of $6.1 million, or 7.5%, in savings deposits from $81.9 million at June 30, 2023 to $75.7 million at September 30, 2023, a decrease of $1.7 million, or 2.6%, in NOW accounts from $65.3 million at June 30, 2023 to $63.6 million at September 30, 2023, partially offset by an increase of $12.1 million, or 6.37%, in certificates of deposit from $190.4 million at June 30, 2023 to $202.5 million at September 30, 2023 and an increase of $504,000, or 0.4%, in non-interest deposits from $145.6 million at June 30, 2023 to $146.1 million at September 30, 2023. The Company had $3.0 million in brokered deposits at both September 30, 2023 and June 30, 2023.

At September 30, 2023, the Company had $1.8 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $1.6 million on non-performing assets at June 30, 2023, consisting of five single-family residential loans, six commercial non-real estate loans, three consumer loans, two home equity line-of-credit loans, and three single-family residence loans in real estate owned at September 30, 2023, compared to seven single-family residential loans, three commercial non-real estate loans, one consumer loan and two single-family residences in other real estate owned at June 30, 2023. At September 30, 2023 the Company had seven single family residential loans, seven commercial non-real-estate loans, three home-equity line-of-credit loans, two commercial real estate loans, and one auto loan compared to ten single family residential loans, three commercial non-real-estate loans, two commercial real estate loans, and three home equity line-of-credit loans classified as substandard at June 30, 2023. There were no loans classified as doubtful at September 30, 2023 or June 30, 2023.

Shareholders’ equity decreased $69,000, or 0.1%, to $50.47 million at September 30, 2023 from $50.54 million at June 30, 2023. The primary reasons for the changes in shareholders’ equity from June 30, 2023 were a decrease in the Company’s accumulated other comprehensive income of $812,000, dividends paid totaling $392,000, and CECL implementation totaling $189,000, partially offset by net income of $1.2 million, and the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $105,000,

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its ten full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”. We undertake no obligation to update any forward-looking statements.

In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

Home Federal Bancorp, Inc. of Louisiana
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In thousands)

	September 30, 2023	June 30, 2023
	(Unaudited)	(Audited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $1,557 and $22,215 September 30, 2023 and June 30, 2023, Respectively)	$8,878	$24,765
Securities Available-for-Sale (amortized cost September 30, 2023: $36,178; June 30, 2023: $42,910, Respectively)	40,409	39,551
Securities Held-to-Maturity (fair value September 30, 2023: $57,557; June 30, 2023: $61,222, Respectively)	72,806	74,423
Loans Held-for-Sale	589	4
Loans Receivable, Net of Allowance for Credit Losses (September 30, 2023: $5,102; June 30, 2023: $5,173, Respectively)	506,599	489,493
Accrued Interest Receivable	1,907	1,790
Premises and Equipment, Net	16,978	16,561
Bank Owned Life Insurance	6,725	6,700
Goodwill	2,990	2,990
Core Deposit Intangible	1,439	1,533
Deferred Tax Asset	1,460	1,313
Real Estate Owned	561	368
Other Assets	1,261	1,424

Total Assets	$662,602	$660,915

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$146,057	$145,553
Interest-bearing	446,448	451,808
Total Deposits	592,505	597,361
Advances from Borrowers for Taxes and Insurance	715	554
Short-term Federal Home Loan Bank Advances	4,600	--
Other Borrowings	8,850	8,550
Other Accrued Expenses and Liabilities	5,459	3,908

Total Liabilities	612,129	610,373

SHAREHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares
Authorized; None Issued and Outstanding	--	--
Common Stock - $0.01 Par Value; 40,000,000 Shares
Authorized: 3,133,351 and 3,133,351 Shares Issued and
Outstanding at September 30, 2023 and June 30, 2023, Respectively	31	31
Additional Paid-in Capital	41,057	40,981
Unearned ESOP Stock	(495)	(523)
Retained Earnings	13,346	12,707
Accumulated Other Comprehensive Loss	(3,466)	(2,654)

Total Shareholders’ Equity	50,473	50,542

TOTAL LIABILITIES AND SHAREHOLDERS’&NBSP;EQUITY	$662,602	$660,915

Home Federal Bancorp, Inc. of Louisiana CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)
	Three Months Ended
	September 30,
	2023	2022
	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$7,274	$5,028
Investment securities	150	2
Mortgage-backed securities	473	489
Other interest-earning assets	177	262
Total interest income	8,074	5,781
Interest expense
Deposits	2,592	400
Federal Home Loan Bank borrowings	15	10
Other bank borrowings	183	66
Total interest expense	2,790	476
Net interest income	5,284	5,305

Provision for credit losses	--	418
Net interest income after provision for credit losses	5,284	4,887

Non-interest income
Gain on sale of loans	38	175
Loss on sale of real estate and fixed assets	(34)	--
Income on Bank-Owned Life Insurance	26	26
Service charges on deposit accounts	391	335
Other income	13	10

Total non-interest income	434	546

Non-interest expense
Compensation and benefits	2,356	2,282
Occupancy and equipment	549	501
Data processing	245	181
Audit and examination fees	102	75
Franchise and bank shares tax	156	119
Advertising	143	74
Professional fees	160	126
Loan and collection	60	52
Amortization Core Deposit Intangible	94	--
Deposit insurance premium	91	47
Other expenses	232	296

Total non-interest expense	4,188	3,753

Income before income taxes	1,530	1,680
Provision for income tax expense	310	9

NET INCOME	$1,220	$1,671

EARNINGS PER SHARE

Basic	$0.40	$0.55
Diluted	$0.39	$0.52

	Three Months Ended
	September 30,
	2023	2022

Selected Operating Ratios(1):
Average interest rate spread	2.68%	3.74%
Net interest margin	3.37%	3.90%
Return on average assets	0.73%	1.13%
Return on average equity	9.46%	13.99%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.28%	0.38%
Allowance for credit losses as a percent of non-performing loans	403.96%	229.97%
Allowance for credit losses as a percent of total loans receivable	1.00%	1.18%

Per Share Data:
Shares outstanding at period end	3,133,351	3,108,145
Weighted average shares outstanding:
Basic	3,028,597	3,065,552
Diluted	3,107,834	3,227,418
____________________________________________
(1) Ratios for the three month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145